
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000872467
<NAME> KRUPP GOVERNMENT INCOME TRUST II

<PERIOD-TYPE>                           12-MOS
<FISCAL-YEAR-END>                       DEC-31-1999
<PERIOD-END>                            DEC-31-1999
<CASH>                                    8,653,673
<SECURITIES>                            212,170,689<F1>
<RECEIVABLES>                             1,629,549
<ALLOWANCES>                                      0
<INVENTORY>                                       0
<CURRENT-ASSETS>                          8,755,152<F2>
<PP&E>                                            0
<DEPRECIATION>                                    0
<TOTAL-ASSETS>                          231,209,063
<CURRENT-LIABILITIES>                     2,843,001<F3>
<BONDS>                                           0
<PREFERRED-MANDATORY>                             0
<PREFERRED>                                       0
<COMMON>                                228,920,012
<OTHER-SE>                                 (553,950)<F4>
<TOTAL-LIABILITY-AND-EQUITY>            231,209,063
<SALES>                                           0
<TOTAL-REVENUES>                         19,613,182<F5>
<CGS>                                             0
<TOTAL-COSTS>                                     0
<OTHER-EXPENSES>                          4,638,844<F6>
<LOSS-PROVISION>                                  0
<INTEREST-EXPENSE>                                0
<INCOME-PRETAX>                          14,974,338
<INCOME-TAX>                                      0
<INCOME-CONTINUING>                      14,974,338
<DISCONTINUED>                                    0
<EXTRAORDINARY>                                   0
<CHANGES>                                         0
<NET-INCOME>                             14,974,338
<EPS-BASIC>                                       0
<EPS-DILUTED>                                     0

<F1> Includes Participating Insured Mortgage Investments ("PIMIs") (insured
     mortgages  of   $131,750,452   and   Additional   Loans  of   $21,298,351),
     Participating Insured Mortgages ("PIMs") of $37,994,412 and Mortgage-backed Securities ("MBS") of $21,127,474.

<F2> Includes  prepaid  acquisition fees and expenses of $14,615,262 net of accumulated amortization of $8,093,170 and prepaid participation servicing fees of $4,495,719 net of accumulated amortization of $2,262,659.

<F3> Includes deferred income on Additional Loans of $2,692,976.

<F4> Unrealized loss on MBS.

<F5> Represents interest income on investments in mortgages and cash.

<F6> Includes $2,365,254 of amortization of prepaid fees and expenses.




